UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-137734	20-5455968
(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

    110 South Poplar Street, Suite 101, Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 819-5556

                                              N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2008, the registrant entered into a Waiver and Amendment Agreement among LEAF III A SPE, LLC, a Delaware limited liability company (“Borrower”), LEAF Financial Corporation, a Delaware corporation, LEAF Funding, Inc., a Delaware corporation, the registrant, the required lenders thereunder, and Merrill Lynch Bank USA, a Utah industrial bank.  The registrant is the sole owner of the Borrower.

The Waiver and Amendment Agreement amends the Loan and Security Agreement and other transaction documents dated as of July 2, 2007 entered into between the parties set forth above.  The scheduled maturity date of the facility has been amended to be November 24, 2008.  The interest rate on the facility has been amended to be calculated at one month LIBOR plus 2.00% per annum.  The required lenders also have granted a waiver to a servicing covenant in the event there had been a default thereunder.

The Waiver and Amendment Agreement is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                                           Description

10.1	Waiver and Amendment Agreement dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

	By:	LEAF Asset Management, LLC, its general partner

Date: April 4, 2008	By:	/s/ Robert Moskovitz
Name: Robert Moskovitz
Title: Chief Financial Officer